UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2015

AIR METHODS CORPORATION
(Exact name of Registrant as Specified in Its Charter)

Delaware	0-16079	84-0915893
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification Number)

7301 South Peoria, Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 792-7400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)                 On February 5, 2015, the Board of Directors (the “Board”) of Air Methods Corporation (the “Company”) adopted the Air Methods Corporation 2015 Equity Incentive Plan (the “2015 Plan”), subject to requisite stockholder approval.  On May 20, 2015, the 2015 Plan was approved by the Company’s stockholders at the Company’s 2015 annual meeting of stockholders (the “Annual Meeting”).  Also on May 20, 2015, the Board froze the Company’s Second Amended and Restated 2006 Equity Compensation Plan (the “2006 Plan”) such that no future awards shall be issued under that 2006 Plan, and all remaining shares available for issuance under the 2006 Plan shall instead be made available for issuance under the 2015 Plan.  Notwithstanding the freezing of the 2006 Plan, outstanding awards under the 2006 Plan will remain in effect in accordance with their terms.

The purpose of the 2015 Plan is to allow the Company to use a broader range of equity incentives, to allow full value awards to be issued in a manner intended to be “qualified performance based compensation” under Section 162(m) of the Internal Revenue Code, and to incorporate certain other best-practice corporate governance features.  Awards may be granted pursuant to the 2015 Plan only to persons who are eligible persons. Under the 2015 Plan, “eligible person” means any person who is either: (a) an officer (whether or not a director) or employee of the Company or one of its subsidiaries; (b) a director of the Company or one of its subsidiaries; or (c) an individual consultant who renders bona fide services to the Company or one of its subsidiaries; provided, however, that incentive stock options (“ISOs”) may be granted only to employees.

The 2015 Plan permits the grant of: (a) stock options, which may be intended as ISOs or as nonqualified stock options (options not meeting the requirements to qualify as ISOs); (b) stock appreciation rights; (c) restricted stock; (d) restricted stock units; (e) cash awards; or (f) other awards, including: (i) stock bonuses, performance stock, performance units, dividend equivalents, or similar rights to purchase or acquire shares, whether at a fixed or variable price or ratio related to our common stock, upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof; or (ii) any similar securities with a value derived from the value of or related to our common stock and/or returns thereon.

The foregoing summary of the 2015 Plan is qualified in its entirety by reference to the actual terms of the 2015 Plan, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting was held on May 20, 2015 in Denver, Colorado.  The Company’s stockholders elected all of the directors nominated by the Board, ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015, approved the advisory vote on the executive compensation program for the Company’s named executive officers, and approved the 2015 Plan.  The results of the voting on the matters submitted to the stockholders are as follows:

1.                   Election of Ralph J. Bernstein, Mark D. Carleton, and Claire M. Gulmi to serve on the Board until the 2018 annual meeting of stockholders or until their successors have been duly elected and qualified, or until the earlier of their respective deaths, resignations or retirement:

Name	FOR	WITHHELD	BROKER NON-VOTES
Ralph J. Bernstein	30,328,924	761,484	5,078,801
Mark D. Carleton	28,404,241	2,686,167	5,078,801
Claire M. Gulmi	30,422,053	668,355	5,078,801

2.                   Ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
35,630,291	329,700	209,218	-

3.                   Approval, on an advisory basis, of the executive compensation program for the Company’s named executive officers:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
30,004,818	896,916	188,674	5,078,801

4.                   Approval of the 2015 Plan:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
29,596,821	1,316,215	177,372	5,078,801

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Air Methods Corporation 2015 Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AIR METHODS CORPORATION

Date: May 27, 2015	By:	/s/ Crystal L. Gordon
Crystal L. Gordon, Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Air Methods Corporation 2015 Equity Incentive Plan.